UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

Fellows Energy Ltd.
(Exact name of registrant as specified in its charter)

Nevada                          000-33321                          33-0967648
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                                                            (State or other jurisdiction        (Commission File Number)         (IRS Employer
                                                                of incorporation)                                                                  Identification No.)

1942 Broadway St., Suite #320, Boulder, CO 80302
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (303) 327-1525

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Fellows Energy Ltd. (the “Company”) announced that its annual shareholder meeting, scheduled for June 27, 2007 at 10:00 AM, was adjourned until 2:00 PM, on Wednesday, July 11, 2007, when it will be reconvened at 370 Interlocken Boulevard, Suite 400, Broomfield, Colorado 80021 in order to continue consideration and voting on the proposals to (i) elect two directors, (ii) amend the Company's articles of incorporation to increase the authorized shares of common stock to 300,000,000 shares, and (iii) adopt the Company’s 2007 stock incentive plan.

The shareholder meeting was adjourned due to a lack of quorum.  Pursuant to the Company’s by-laws, “If an annual or special shareholders meeting is adjourned to a different date, time, or place, notice of the new date, time, or place shall not be required if the new date, time, or place is announced at that meeting before adjournment, unless a new record date for the adjourned meeting is, or must be, fixed pursuant to (i) Section 2.6(a) of these bylaws or (ii) the Nevada General Corporation Law.”  The Company announced the date, time and place when the shareholder meeting was adjourned until before the adjournment, and there will be no new record date for the adjourned meeting.  No further notice of the adjourned meeting will be provided to shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            Fellows Energy Ltd.

Date: July 2, 2007                                                                                              /s/ GEORGE S. YOUNG
                                        George S. Young
                                        Chief Executive Officer